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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 12, 1998


                           AMERICAN VANTAGE COMPANIES
             (Exact name of registrant as specified in its charter)


          Nevada                       0-10061                    04-2709807
(State or Other Jurisdiction     (Commission File Number)   (IRS Employer Ident.
     of Incorporation)                                               No.)


             6787 West Tropicana, Suite 200, Las Vegas, Nevada         89103
             (Address of Principal Executive Offices)                (Zip Code)


                                 (702) 227-9800
               Registrant's telephone number, including area code
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Item 5.  Other Events.

         On November 12, 1998, Sitka Restaurant Group, Inc. ("Sitka"), a wholly-owned subsidiary of American Vantage Companies (the "Company"), entered into a license agreement (the "License Agreement") with World Championship Wrestling, Inc. ("WCW") to create and develop one or more themed restaurants to be named the WCW Nitro Grill. The Company agreed to guarantee all payments due from Sitka to WCW.

         The License Agreement will commence on the earlier of May 1, 1999 or the opening of the first WCW Nitro Grill and will remain in effect so long as Sitka continues to open a minimum number of restaurants or, in the alternative, meeting certain minimum royalties. The License Agreement provides for Sitka to make certain minimum guaranteed payments upon opening of each restaurant and annually thereafter to WCW against royalties payable to WCW based on the gross sales of food and beverages, merchandise and fee-based attractions and/or promotions

         On November 19, 1998, Sitka entered into a ten year lease for restaurant space with New Castle Corp. for the location of the first WCW Nitro Grill. The first WCW Nitro Grill will be located in the Excalibur Hotel and Casino in Las Vegas, Nevada. The Company expects to expend approximately $2,500,000 to develop the restaurant.

Item 7.  Exhibits.

         99.1 Press Release of American Vantage Companies, dated November 23, 1998.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 AMERICAN VANTAGE COMPANIES
                                                 (Registrant)



Date: December 2, 1998                           By: /s/Ronald J. Tassinari
                                                     Ronald J. Tassinari
                                                     President


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                                  EXHIBIT INDEX

Exhibit No.                         Description

     99.1 Press Release of American Vantage Companies, dated November 23, 1998.





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